Exhibit 10.2
International Wire Group, Inc. Key Management Incentive Plan
Summary
Participants. Key Management of International Wire Group, Inc. (the “Company”) and its subsidiaries as identified by the Board of Directors of the Company (the “Board”) (each, a “Participant,” and together, the “Participants”).
Target. At the beginning of the year (the “Bonus Year”), the Board and/or Compensation Committee sets a target EBITDA (earnings before interest, taxes, depreciation and amortization) for the Company’s current fiscal year (or, in the absence of a specific determination, the Company’s EBITDA in the Company’s budget approved by the Board). The Compensation Committee of the Board (the “Compensation Committee”) and/or Board may also establish additional bonus considerations (other than EBITDA) for the Chief Executive Officer (the “CEO”) and/or other Participants. Also at the beginning of the year, the Compensation Committee and/or the Board, based on the recommendations of the CEO (except with respect to himself), sets a target bonus amount for each Participant, which is a percentage of that Participant’s base salary. Specifically, a chart is created for the year indicating a potential bonus for each Participant equal to a target percentage of base salary for each Participant for a given percentage of EBITDA attained by the Company in the Bonus Year (the “Bonus Look-up Chart”). The Bonus Look-up Chart is approved as a guideline for bonuses that will be awarded, if any, to the Participants in the first quarter of the year following the Bonus Year.
Bonus Determination. Following the Bonus Year, the Company’s CEO reviews the Company’s actual EBITDA results for the Bonus Year (“Bonus Year EBITDA”) along with the Bonus Look-up Chart. The CEO, in his sole discretion, taking into consideration the Bonus Year EBITDA, the Bonus Look-up Chart, performance of each Participant and any other factors that the CEO, in his sole discretion, deems appropriate, recommends for approval by the Compensation Committee and/or the Board the bonus for each Participant (the “Bonus”), except for the Bonus of the CEO. As a result of the CEO’s discretion in awarding the bonuses, the Bonus for each Participant may be more or less than is indicated for a given Participant by the Bonus Look-up Chart. With respect to the Bonus for the CEO, the Compensation Committee and/or Board, taking into consideration the Bonus Year EBITDA, the Bonus Look-up Chart, the CEO’s performance and any other factors that the Compensation Committee and/or Board, in their sole discretions, deems appropriate, determines the CEO’s Bonus. The final determination of the Bonus for each Participant, if any, is in the sole discretion of the Compensation Committee and/or the Board. The Compensation Committee and/or Board determines the Bonus for the CEO and/or other Participants in relation to additional bonus considerations for approval by the Compensation Committee and/or Board.